SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D. C. 20549


                                      DRAFT

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                November 13, 2002

                                ----------------

                           APPIANT TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                     0-21999                   84-1360852
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(State or other jurisdiction        (Commission               (IRS Employer
      of incorporation)             File Number)          Identification No.)



                     6663 Owens Drive, Pleasanton, CA 94588
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (925) 251-3200
                                 --------------


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(i) On November 13, 2002, PricewaterhouseCoopers LLP ('PwC") resigned as the Company's independent accountants.

(ii) PwC's reports on our financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion nor were qualified or modified as to uncertainty, audit scope or accounting principle except that PwC's opinion on our 2001 financial statements included an explanatory paragraph expressing substantial doubt regarding our ability to continue as a going concern.

(iii) In connection with its audits for the two most recent fiscal years and through November 13, 2002, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report on the financial statements for such years.

(iv) During the two most recent fiscal years and through November 13, 2002, PwC has advised management and the audit committee that it had identified one material control weakness and two reportable conditions regarding the Company's internal accounting controls.

      We have authorized PwC to respond fully to the inquiries of any successor independent accountants concerning this matter.

(v) The Registrant has requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               Appiant Technologies, Inc.
                                               ---------------------------------
                                               (Registrant)





                                               Appiant Technologies, Inc.
                                               ---------------------------------
                                               (Registrant)



Date:  November 20, 2002                       /s/ Douglas S. Zorn
                                               ----------------------------
                                               Douglas S. Zorn
                                               Chief Executive Officer


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